UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 21, 2016

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

(678) 336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

 ITEM 7.01 Regulation FD Disclosure

As previously disclosed, Health Discovery Corporation (the “Company”) submitted a patent application to provoke an interference with Intel’s Patent No. 7,685,077. The application file had been transferred to the U.S. Patent Office’s Interference Division.

On September 21, 2016, the Company received notification that the United States Patent and Trademark Office (“USPTO”) declared an Interference between the Company’s pending patent application covering SVM-Recursive Feature Elimination (“SVM-RFE”) and Intel’s Patent No. 7,685,077, entitled “Recursive Feature Eliminating Method based on a Support Vector Machine”.   An Interference is an administrative proceeding within the USPTO that is used to determine which party was the first to invent an invention that is claimed in two (or more) independently-owned patent applications.   The Company has been designated the “Senior Party” in the Interference, meaning that it is entitled to a presumption of prior inventorship based on its earlier filing date.  As the “Junior Party”, the burden falls upon Intel to prove that it conceived and reduced the claimed invention to practice prior to the Company’s earlier filing date.

In addition to the patent application involved in the Interference, the Company currently has three issued U.S. patents and five issued foreign patents covering the SVM-RFE method.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: September 27, 2016	By:	/s/ Kevin Kowbel
Kevin Kowbel
Chairman & Chief Executive Officer